ESCROW AGREEMENT

                  This Agreement, dated May 10, 1996, by and among NATHAN LOW, c/o Sunrise Financial Group, 135 East 57th Street, 11th Floor, New York, New York 10021 ("Buyer"), VERTICAL FINANCIAL INC., a corporation organized under the laws of the British Virgin Islands, c/o Orida Capital International Ltd., 221 East 61st Street, New York, New York 10021 ("Vertical"), ROBB MATZNER, having an address at 157 East 74th Street, New York, New York 10021 ("Matzner," and together with Vertical, the "Sellers"), BACHNER, TALLY, POLEVOY & MISHER LLP, as escrow agent (the "Escrow Agent") and STRATASYS, INC., a Delaware corporation (the "Company").

                                R E C I T A L S

                  Buyer and Sellers are parties to a Warrant Purchase and Sale Agreement, dated the date hereof (the "Warrant Purchase Agreement"), pursuant to which Buyer purchased from Matzner warrants ("Matzner Warrants") to purchase 62,500 shares of Common Stock, $.01 par value ("Common Stock"), of the Company and from Vertical warrants (the "Vertical Warrants") to purchase 87,500 shares of Common Stock. In consideration of the sale of such Warrants, Buyer has agreed to pay to Sellers their respective purchase prices for such Warrants on a deferred basis in accordance with Section 1.2 of the Warrant Purchase Agreement. In order to secure the Buyer's payment obligations under the Warrant Purchase Agreement, Buyer and Sellers entered into a certain pledge agreement dated of even date herewith (the "Pledge Agreement") pursuant to which Buyer has pledged to the Sellers







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and granted to them security interests in the Matzner Warrants, the Vertical
Warrants and other warrants owned by Buyer to purchase 50,000 shares of Common Stock at $3 per share (the "Low Warrants," and together with the Matzner Warrants and the Vertical Warrants, the "Warrants"), together with all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the pledged Warrants, including all of the shares of Common Stock issuable upon exercise of the Warrants (the "Pledged Shares"), subject to certain senior liens as described herein (all of the foregoing being hereinafter collectively referred to as the "Pledged Collateral"). Pursuant to a certain pledge agreement between Buyer and the Company (the "Stratasys Pledge Agreement"), 50% of the Pledged Shares (together with all certificates, options, rights, dividends, or distributions issued as an addition to, in substitution or in exchange for, or an account of, any such Pledged Shares) are subject to the Stratasys Pledge Agreement. The security interests of the Sellers with respect to the Pledged Shares are subordinate to the security interest of the Company in the Pledged Shares in accordance with a certain subordination agreement dated of even date herewith by and among the Company, Vertical and Matzner (the "Subordination Agreement"). In accordance with the Warrant Modification and Exercise Agreement dated the date hereof among the Company, Buyer, Sellers, Sunrise, Floy L. Shaeffer and Donald Heimstaedt (the "Stratasys Agreement"), all of the Pledged Shares other than the Stratasys Pledged Shares (defined below) shall upon issuance be deposited with the Escrow Agent and the Stratasys Pledged Shares (or


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the balance thereof) shall be deposited with the Escrow Agent only after the
Buyer's obligations to the Company under the Stratasys Agreement have been satisfied in full and shall, until such time, be held by the Company.

                The parties, intending to be legally bound, agree as follows:

                1. Appointment of Escrow Agent. Buyer and Sellers hereby appoint Bachner, Tally, Polevoy & Misher LLP as Escrow Agent. The Escrow Agent, by its execution and delivery of this Agreement hereby accepts its appointment as Escrow Agent to hold the Escrow Securities (as defined in Section 2) in escrow, upon the terms, provisions and conditions hereof.

                2. Establishment of Escrow

                           (a) Upon the execution of the Warrant Purchase
Agreement, Buyer shall deliver to the Escrow Agent either (i), to the extent Buyer is not contemporaneously therewith exercising the Warrants, certificates representing the Warrants accompanied by warrant assignment forms duly executed in blank and stock powers, duly executed in blank and signature guaranteed (the "Stock Powers") with respect to the Pledged Shares or (ii) to the extent Buyer is, contemporaneously therewith exercising the Warrants, certificates representing 50% of the Pledged Shares issued upon exercise of the Warrants and Stock Powers with respect to all of the Pledged Shares, including without limitation the 50% delivered to the Escrow Agent; the remaining 50% of the Pledged Shares (together with all certificates, options, rights, dividends, or distributions issued as an addition to, in substitution or in exchange for, or an account of, any such Pledged Shares, the "Stratasys Pledged Shares") shall be


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held by the Company subject to the Stratasys Pledge Agreement and the Stratasys
Agreement.

                           (b) Upon release of the certificates representing
the Stratasys Pledged Shares (or the balance thereof) under the Stratasys Agreement and release of any other Pledged Collateral under the Stratasys Pledge Agreement, Buyer hereby directs the Company and the Company hereby agrees to forthwith deliver the Stratasys Pledged Shares (or the balance thereof) and any other Pledged Collateral to the Escrow Agent.

                           (c) All property delivered to the Escrow Agent
pursuant hereto, whether Warrant certificates, certificates with respect to the Pledged Shares, warrant assignments, Stock Powers, the Stratasys Pledged Shares or any other Pledged Collateral under the Stratasys Pledge Agreement is hereinafter referred to as the "Escrow Securities." The Escrow Agent agrees to hold the Escrow Securities subject to, and in accordance with, the terms and provisions of this Agreement. The Escrow Agent shall hold the Escrow Securities separate and apart from its other property and shall keep an accurate record of all transactions with respect thereto.

                           (d) Notwithstanding anything to the contrary
contained in this Agreement, if the full exercise price for the Low Warrants has been paid and if the Company has agreed to release from escrow the shares of Common Stock received upon exercise of the Low Warrants, then such underlying shares shall not be part of the Escrow Securities or otherwise subject to this Agreement.


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                  3. Release. (a) Upon receipt by the Escrow Agent from Buyer of one or more certified checks or wire transfers in the aggregate amount of $900,000, the Escrow Agent shall contemporaneously deliver (i) any Escrow Securities it is then holding to the Buyer, (who shall deliver such securities to Sunrise Securities, Corp. ("Sunrise") in accordance with the Stratasys Agreement) and (ii) distribute the $900,000 by certified check or wire transfer $525,000 to Vertical and $375,000 to Matzner.

                           (b) If (i) the Escrow Agent receives a written
notice from the Sellers stating that an event of a default by Buyer has occurred under the Pledge Agreement and there is no cure period provided therefor in the Pledge Agreement or (ii) the Escrow Agent receives written instruction from the Sellers to send to the Buyer a written notice that a default has occurred under the Pledge Agreement which is subject to a cure period (which default must be described by Sellers in their notice to the Escrow Agent), then the Escrow Agent shall immediately send written notice of such default to the Buyer and the Buyer shall have five (5) days from the date of receipt or refusal of such notice (the "Cure/Notice Period") to cure such default or to deliver to the Escrow Agent a written notice asserting a bona fide dispute as to the existence of such default and if the Escrow Agent has not received such dispute notice from Buyer prior to the end of said Cure/Notice Period, if applicable, then: (i) if the obligations of Buyer to the Company under the Stratasys Pledge Agreement have been paid in full to the Company, the Escrow Securities shall be promptly released to Sellers for disposition in accordance with the Pledge Agreement; or (ii) if the obliga-


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tions of Buyer to the Company under the Stratasys Pledge Agreement have not been paid in full to the Company, (a) the Escrow Securities shall be promptly released by the Escrow Agent for deposit into an account established in Sellers' names at a broker-dealer of Sellers' direction for sale in accordance with Sellers' instructions in accordance with the Pledge Agreement, (b) Escrow Agent shall deliver to such broker dealer Sellers' irrevocable instruction letters, copies of which are appended here to as Exhibit A, and (c) the proceeds of such sale shall be deposited with the Escrow Agent for disposition in accordance with the Pledge Agreement, provided that the proceeds from any such sale shall first be paid to the Company. The Escrow Agent shall promptly send notice to Buyer of its release of the Escrow Securities. If the Escrow Agent receives a dispute notice from Buyer within the Cure/Notice Period, then the Escrow Securities shall not be released in accordance with (i) and (ii) above until the dispute is resolved by the parties or by a court of competent jurisdiction. Buyer agrees that any notice of default sent by the Escrow Agent in accordance with the Cure/Notice Period provided for in this section shall fully satisfy those provisions of Section 5 of the Pledge Agreement that Buyer receive notice and an opportunity to cure with respect to specific defaults.

                           (c) If the Buyer has not exercised all of the
Warrants contemporaneously with the execution and delivery hereof, then, upon written direction from the Buyer with evidence that Buyer has sent a copy thereof to Sellers, the Escrow Agent shall release the Warrant Certificates to the Company and the Company


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shall deliver to the Escrow Agent sufficient certificates so that the Escrow
Agent shall be holding certificates representing 50% in the aggregate of the Pledged Shares.

                  4. Joint Instructions. Notwithstanding any other provision of this Agreement, if at any time the Escrow Agent or the Company shall receive from the Buyer and the Sellers (prior to being directed to take action by a court), joint written instructions as to the delivery of the Escrow Securities, the Escrow Agent shall deliver the Escrow Securities in accordance with such joint written instructions.

                  5. Matters Regarding the Escrow Agent. It is understood and agreed by the parties to this Agreement as follows:

                           (a) The Escrow Agent is not and shall not be deemed
to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

                           (b) The Escrow Agent does not have and shall not
be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or of the Escrow Securities other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

                           (c) The Escrow Agent is not and shall not be deemed
to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder


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shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

                           (d) The Escrow Agent may conclusively rely upon
and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

                           (e) Sellers shall pay to the Escrow Agent upon
release of the Escrow Securities a fee in the amount of $2,000. The Escrow Agent shall not be entitled to any other fees or expenses in connection with its duties hereunder unless there is a dispute with respect to the terms and provisions hereof in which event, (i) if such dispute is resolved by a court of competent jurisdiction, then the Escrow Agent's reasonable fees with respect thereto (including attorneys fees) shall be born as directed by such court, (ii) if such dispute is resolved by the parties, then such fees and expenses shall be born as the parties may agree or (iii) if there is no such direction or agreement then such fees and expenses shall be born by Vertical, Matzner and Buyer. The Sellers hereby save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow


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Securities to either Buyer or the Sellers, as the case may be, shall be subject to the prior satisfaction upon demand from the Escrow Agent, of the Sellers' obligations to so save harmless, indemnify and defend the Escrow Agent and to reimburse the Escrow Agent or otherwise pay its fees and expenses hereunder.

                           (f) The Escrow Agent shall not, by act, delay,
omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the term of this Agreement shall not be construed as a bar to, or waiver of the same or any other such right or remedy which it would otherwise have on any other occasion.

                           (g) The Escrow Agent may resign as such hereunder
by giving 10 days prior written notice thereof to Sellers and Buyer. Within five (5) days after receipt of such notice, Sellers and Buyer shall furnish to the Escrow Agent written instructions for the release of the Escrow Securities to a substitute Escrow Agent chosen by Sellers and Buyer. Such substitute Escrow Agent shall thereafter hold any Escrow Securities and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all Escrow Securities then held in escrow according to such written instruction or upon such delivery as provided in Section 3(a). This


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Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Sellers and Buyer.

                  6. Notices. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:


     (i)     If to the Buyer, to the address set forth above, or if by fax, to:
             (212) 421-5924.

     (ii)    If to Vertical, to the address set forth above, or if by fax to:
             (212) 754-4044, c/o Orida Capital International, Ltd.

     (iii)   If to Matzner, to the address set forth above, or if by fax, to
             (212) 262-6553

             with a copy to:

             Samuel Ottensoser, Esq.
             Baer Marks & Upham LLP
             805 Third Avenue
             New York, New York 10022
             Fax:  (212) 702-5797

     (iv)    If to the Escrow Agent, to:

             Bachner, Tally, Polevoy, & Misher LLP
             380 Madison Avenue
             New York, NY 10017
             Attention: Michael D. Karsch, Esq.
             Fax: (212) 682-5729



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     (v)     If to the Company, to

             Stratasys, Inc.
             14950 Martin Drive
             Eden Prairie, MN 55344
             Attention:  Chairman
             Fax:

             with a copy to:

             Eric Honick, Esq.
             Snow Becker Krauss P.C.
             605 Third Avenue
             New York, New York  10158
             Fax:  (212) 949-7052

         All notices, instructions or certificates given hereunder shall be effective upon receipt or refusal.

         7. Miscellaneous. (a) This Agreement may not be modified, altered or amended in any material respect or cancelled or terminated except with the prior written consent of the Buyer and Sellers.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of New York and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.

                  (c) This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

                  (d) This Agreement shall terminate upon the release of the Escrow Securities in accordance with the terms and provisions hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Escrow
Agreement to be executed by their duly authorized officers on the day and year first above written.



VERTICAL FINANCIAL INC.                         /s/ Nathan Low
                                                ------------------------------
                                                Nathan Low

By:/s/ Jacob Agam
   ---------------------------

STRATASYS, INC.                                 /s/ Rob Matzner
                                                ------------------------------
                                                Rob Matzner

By:/s/ S. Scott Crump
------------------------------

BACHNER, TALLY, POLEVOY &
   MISHER LLP


By:/s/ Bachner, Tally, Polevoy & Misher LLP
   ----------------------------------------


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